Exhibit 99.1

SHIVANI KAK Investor Relations 212.553.0298 shivani.kak@moodys.com MICHAEL ADLER Corporate Communications 212.553.4667 michael.adler@moodys.com moodys.com ir.moodys.com moodys.com/csr moodys.com/esg	MOODY’S TO ACQUIRE RMS, LEADER IN CLIMATE & NATURAL DISASTER RISK
ADVANCES MOODY’S AS A LEADING GLOBAL INTEGRATED RISK ASSESSMENT FIRM
• Significant industry move accelerates Moody’s global integrated risk assessment strategy
• Expands analysis of fast-evolving climate, cyber and supply chain risks
• Furthers Moody’s innovation capabilities and sustainable growth profile, strengthening its leadership position in the insurance risk sector and beyond
• Immediately expands insurance data and analytics business to nearly $500 million in revenue
• Moody’s to hold a conference call at 11:30 a.m. ET on August 5, 2021

NEW YORK, NY – August 5, 2021 - Moody’s Corporation (NYSE: MCO) and RMS announced today that they have entered into a definitive agreement for Moody’s to acquire RMS, a leading global provider of climate and natural disaster risk modeling and analytics, for approximately $2.0 billion from Daily Mail and General Trust plc (LON: DMGT). The acquisition will immediately increase Moody’s insurance data and analytics business to nearly $500 million in revenue and will accelerate the development of the Company’s global integrated risk capabilities to address the next generation of risk assessment.

With over 400 risk models covering 120 countries, RMS is the world’s leading provider of climate and natural disaster risk modeling serving the global property and casualty (P&C) insurance and reinsurance industries. For the fiscal year ending September 30, 2021, RMS is expected to generate revenue of approximately $320 million[1] and adjusted operating income of approximately $55 million[1].

[1]	Projected RMS financial measures for fiscal year ended September 30, 2021 are subject to final conformity to Moody’s accounting policies.

“Today’s leaders face a complex, interlinked world of risks and stakeholders,” said Rob Fauber, President and Chief Executive Officer of Moody’s. “In the context of a global pandemic, the climate crisis and increasing cyberattacks, our customers must manage a wider range of risks than ever before. We are excited to add RMS and its team of world-class data scientists, modelers and software engineers to the Moody’s family to help accelerate solutions that enable customers to build resilience and make better decisions.”

“Moody’s is an exceptional fit for RMS and our customers,” said Karen White, Chief Executive Officer of RMS. “Global risks are now more complex, connected and systemic. Climate change and catastrophic events like extreme weather, pandemics and cyberattacks have broader and more harmful impacts across virtually all industries. We share the vision to bring a global, integrated risk assessment platform to our markets with the goals of deeper, more sophisticated risk insights and greater global resiliency. Within Moody’s, I’m confident RMS will be able to accelerate technology and model innovations while combining with Moody’s core data and analytics offerings for powerful, holistic solutions. The team and I are excited to bring new value to customers as we transform how we are able to understand and mitigate the future of risk.”

The acquisition builds upon Moody’s and RMS’s complementary customer bases and capabilities in the life and P&C insurance and reinsurance segments. Moody’s offers leading risk and finance solutions for life insurers, such as pricing, capital management, financial and regulatory reporting capabilities. RMS provides extensive climate and catastrophe risk modeling solutions for P&C insurers and reinsurers, enabling them to better understand, measure and manage risk. Through further innovation and a combination of both companies’ core strengths and offerings, RMS will meaningfully accelerate Moody’s integrated risk assessment strategy for customers in the insurance industry and beyond, with significant capabilities across climate, cyber, commercial real estate and supply chain risk.

As part of the Moody’s Analytics platform, RMS is expected to generate up to $150 million of incremental run-rate revenue by 2025. On a U.S. GAAP basis, the acquisition is expected to be accretive to Moody’s diluted EPS in 2025 and, excluding purchase price amortization, is expected to be accretive to adjusted diluted EPS in 2024.

Moody’s will fund the transaction through a combination of cash-on-hand and the issuance of new debt. The acquisition is expected to close in late 3Q 2021, subject to the satisfaction of customary closing conditions, including the expiration or termination of any applicable regulatory waiting periods.

As a result of the RMS acquisition, Moody’s has updated its guidance for full year 2021[2]. Share repurchases are now expected to be approximately $750 million, subject to available cash, market conditions and other ongoing capital allocation decisions. Additionally, Moody’s full year 2021 diluted EPS is now projected to be in the range of $10.90 to $11.20. The Company’s 2021 adjusted diluted EPS outlook remains in the range of $11.55 to $11.85[2].

Moody’s was advised on the transaction by Centerview Partners LLC and Paul Hastings LLP.

[2]

Refer to Table 1 – “2021 Outlook” for a complete list of guidance and for a reconciliation between all adjusted measures mentioned in this press release and U.S. GAAP, as well as assumptions used by the Company with respect to its guidance. Assumes acquisition closes in late 3Q 2021.

CONFERENCE CALL & INVESTOR MATERIALS

Moody’s will hold a conference call to discuss this acquisition at 11:30 a.m. ET on August 5, 2021. Individuals within the U.S. and Canada can access the call by dialing +1-877-400-0505. Other callers should dial +1-720-452-9084. Please dial into the call by 11:20 a.m. ET. The passcode for the call is 2686955.

The conference call will also be webcast with an accompanying slide presentation which can be accessed through Moody’s Investor Relations website, ir.moodys.com within “Events and Presentations”. The webcast will be available until 3:30 p.m. ET on September 3, 2021.

A replay of the teleconference will be available from 3:30 p.m. ET, August 5, 2021 until 3:30 p.m. ET, September 3, 2021. The replay can be accessed from within the United States and Canada by dialing +1-888-203-1112. Other callers can access the replay at +1-719-457-0820. The replay confirmation code is 2686955.

A video interview with Rob Fauber, CEO will be made available at ir.moodys.com.

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ABOUT MOODY’S CORPORATION

Moody’s (NYSE: MCO) is a global integrated risk assessment firm that empowers organizations to make better decisions. Its data, analytical solutions and insights help decision-makers identify opportunities and manage the risks of doing business with others. We believe that greater transparency, more informed decisions, and fair access to information open the door to shared progress. With over 11,500 employees in more than 40 countries, Moody’s combines international presence with local expertise and over a century of experience in financial markets. Learn more at moodys.com/about.

ABOUT RMS

Risk Management Solutions, Inc. (RMS) shapes the world’s view of risk for insurers, reinsurers, financial services organizations, and the public sector. We empower organizations to evaluate and manage global risk from natural and man-made catastrophes, including hurricanes, earthquakes, floods, climate change, cyber, and pandemics. RMS models underlie the nearly US$2 trillion Property & Casualty industry and many insurers, reinsurers, and brokers around the world rely on RMS model science.

RMS helped pioneer the catastrophe risk industry, and continues to lead in innovation by offering unmatched science, technology, and 300+ catastrophe risk models. Leaders across multiple industries can address the risks of tomorrow with RMS Risk Intelligence™ (RI), our open, unified cloud platform for global risk, which enables them to tap into RMS HD models, rich data layers, intuitive applications, and APIs.

Further supporting the industry’s transition to modern risk management, RMS spearheaded the Risk Data Open Standard (RDOS), a modern, open-standard data schema designed to be an extensible, flexible, and future-proof asset within modeling/analysis systems.

RMS is a trusted solutions partner, enabling effective risk management for better business decision-making across risk identification and selection, mitigation, underwriting, and portfolio management.

Visit RMS.com to learn more and follow us on LinkedIn and Twitter.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. The forward-looking statements in this document are made as of the date hereof, and Moody’s disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, (i) as it relates to the proposed transaction: the costs incurred in negotiating and consummating the proposed transaction, including the diversion of management time and attention; the ability of the parties to successfully complete the proposed acquisition on anticipated terms and timing, including obtaining regulatory approvals (without any significant conditions being imposed); the possibility that the conditions to closing may not be satisfied and the transaction will not be consummated; not incurring any unforeseen, but significant liabilities; risks relating to the integration of the Sellers’ operations, products and employees into Moody’s and the possibility that anticipated synergies and other benefits of the proposed acquisition will not be realized in the amounts anticipated or will not be realized within the expected timeframe; risks that the proposed acquisition could have an adverse effect on the business of the Sellers or their prospects, including, without limitation, on relationships with vendors, suppliers or customers; claims made, from time to time, by vendors, suppliers or customers; changes in US, India or global marketplaces that have an adverse effect on the business of the Sellers; the outcome of legal proceedings if any which may arise following the announcement of the proposed acquisition; any meaningful changes in the credit markets to the extent that they increase the cost of financing for the transaction; and the ability of the Sellers to comply successfully with the various governmental regulations applicable to their business, as they exist from time to time, and the risk of any failure relating thereto; and (ii) as it relates to Moody’s generally: the impact of COVID-19 on volatility in the U.S. and world financial markets, on general economic conditions and GDP in the U.S. and worldwide, and on the Moody’s own operations and personnel; future world-wide credit market disruptions or economic slowdowns, which could affect the volume of debt and other securities issued in domestic and/or global capital markets; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, credit quality concerns, changes in interest rates and other volatility in the financial markets such as that due to Brexit and uncertainty as companies transition away from LIBOR; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction of competing products or technologies by other companies; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the EU and other foreign jurisdictions; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards, applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; the possible loss of key employees; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the outcome of any review by controlling tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; currency and foreign exchange volatility; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are currently, or in the future could be, amplified by the COVID-19 outbreak, and are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2020, and in other filings made by Moody’s from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on Moody’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for Moody’s to predict new factors, nor can Moody’s assess the potential effect of any new factors on it.

Table 1 - 2021 Outlook

Moody’s updated outlook for 2021 reflects numerous assumptions about many factors that could affect its business based on information reviewed by management through and as of today’s date, including observations and assumptions regarding the impact of COVID-19, the responses to the pandemic by governments, regulators, businesses and individuals, as well as the effects on interest rates, foreign currency exchange rates, capital markets’ liquidity and activity in different sectors of the debt markets. This updated outlook assumes that the acquisition of RMS closes late in the third quarter of 2021. The outlook also reflects assumptions about both general economic conditions and GDP growth in the U.S. and Euro area, as well as the company’s own operations and personnel. The outlook as of August 5, 2021 incorporates various macroeconomic assumptions including: (a) full year 2021 U.S. and Euro area GDPs to expand by approximately 6% - 7% and 4% - 5%, respectively; (b) U.S. high yield interest rate spreads to remain below the historical average of approximately 500 bps; (c) U.S. unemployment to decline to under 5%; and (d) the global high yield default rate to fall below 2% by the end of 2021. Moody’s ratings revenue guidance assumes MIS’s full year global rated issuance increases in the low-single-digit percent range. While the duration and severity of the COVID-19 crisis are unknown, the company has operated effectively to date and Moody’s outlook assumes that the company continues to not experience any material negative impact on its ability to conduct its operations as a result of COVID-19. The implications of COVID-19 or other situations or developments could affect these and many other factors that also could cause actual results to differ materially from Moody’s outlook. These assumptions are subject to uncertainty, and actual full year 2021 results could differ materially from Moody’s current outlook. In addition, Moody’s guidance assumes foreign currency translation. Specifically, our forecast reflects exchange rates for the British pound (£) of $1.38 to £1 and for the euro (€) of $1.19 to €1 for the remainder of the year.

Full Year 2021 Moody’s Corporation Guidance as of August 5, 2021
MOODY’S CORPORATION	Current guidance(2)	Last publicly disclosed guidance
Revenue	increase in the low-double-digit percent range	NC

Operating expenses	approximately 10%	increase in the mid-single-digit percent range

Operating margin	45% - 46%	approximately 47%

Adjusted Operating Margin(1)	approximately 50%	approximately 51%

Interest expense, net	$160 - $180 million	NC

Effective tax rate	20% - 22%	NC

Diluted EPS	$10.90 to $11.20	$10.95 to $11.25

Adjusted Diluted EPS(1)	$11.55 to $11.85	NC

Operating cash flow	$2.3 to $2.4 billion	NC

Free Cash Flow(1)	$2.2 to $2.3 billion	NC

Share repurchases	approximately $750 million (subject to available cash, market conditions and other ongoing capital allocation decisions)	approximately $1.5 billion (subject to available cash, market conditions and other ongoing capital allocation decisions)

Moody’s Investors Service (MIS)	Current guidance	Last publicly disclosed guidance
MIS global revenue	increase in the high-single-digit percent range	NC

MIS Adjusted Operating Margin(1)	approximately 61%	NC

Moody’s Analytics (MA)	Current guidance	Last publicly disclosed guidance
MA global revenue	increase in the mid-teens-digit percent range	increase in the low-double-digit percent range

MA Adjusted Operating Margin(1)	approximately 29%	30% to 31%

NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.

Note: All current guidance as of August 5, 2021. All last publicly disclosed guidance is as of July 28, 2021.

(1)	These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.
(2)	Includes assumptions related to RMS’s conformity to Moody’s accounting policies, as well as the estimated impact of acquisition accounting adjustments.

Table 1 - 2021 Outlook Continued

The following are reconciliations of the Company’s adjusted forward looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2021
Operating margin guidance	45% to 46%
Depreciation and amortization	Approximately 4.5%
Restructuring	Negligible

Adjusted Operating Margin guidance	Approximately 50%

Projected for the Year Ended December 31, 2021
Operating cash flow guidance	$2.3 to $2.4 billion
Less: Capital expenditures	Approximately $100 million

Free Cash Flow guidance	$2.2 to $2.3 billion

Projected for the Year Ended December 31, 2021
Diluted EPS guidance	$10.90 to $11.20
Acquisition-Related Intangible Amortization	Approximately $0.65
Restructuring	Negligible

Adjusted Diluted EPS guidance	$11.55 to $11.85